UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________
FORM 8-K
___________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 1, 2014 (September 28, 2014)
___________________________
Synacor, Inc.
(Exact name of registrant as specified in its charter)
___________________________

Delaware	001-33843	16-1542712
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 La Riviere Drive, Suite 300, Buffalo, New York	14202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 853-1362
___________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
On September 30, 2014, Synacor, Inc. issued a press release announcing a cost reduction plan. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 2.05 Costs Associated With Exit or Disposal Activities.
On September 28, 2014, the board of directors of Synacor, Inc. (the “Company”) approved a cost reduction plan. The plan involves an expected reduction in the Company’s workforce by approximately 70 employees. The pretax severance charge and outplacement services resulting from the reduction in workforce, together with the Company’s previously announced separation from Scott Bailey, the former Chief Operating Officer, is expected to amount to approximately $1.2 million, which will be recorded in the third quarter of 2014. Of the pretax charges, the Company expects to incur approximately $1.2 million in cash expenditures.
Item 9.01 Financial Statements and Exhibits.

99.1	Press release issued by Synacor, Inc. dated September 30, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Synacor, Inc.

Date: October 1, 2014	By:	/s/ WILLIAM J. STUART
William J. Stuart
Chief Financial Officer and Secretary